MAIRS AND POWER FUNDS TRUST

 AMENDMENT TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT, effective as of December 17, 2013 , to the Fund Administration Servicing Agreement, dated as of May 17, 2011, as amended (the “Agreement”) is entered into by and between MAIRS AND POWER FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the Trust and USBFS entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement and the services and duties of USBFS; and

WHEREAS, Section 10 of the Agreement allows for its amendment or modification by a written instrument executed by both parties.

NOW, THEREFORE, the Trust and USBFS agree to the following:

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Section 2, the Services and Duties of USBFS is hereby superseded and replaced with the following Section 2.:

 2.  Service and Duties of USBFS

USBFS shall provide the following administration services to the Funds:

A.    Performance Reporting

B.     Financial Reporting

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(1)	Prepare semi-annual and annual financial statements
(2)	Prepare quarterly financial information; distribute quarterly financial information
(3)	Prepare footnotes to financial statements
(4)	Prepare and process ROCSOP adjustments for financial statements
(5)	Prepare tax schedules for annual financial statements
(6)	Provide trade date adjustments for financial statements.
(7)	Provide performance information for financial statements.
(8)	Prepare financial highlights section of financial reports.
(9)	Prepare Schedule of Investments.
(10)	Prepare Statement of Assets and Liabilities.
(11)	Prepare Statement of Operations.
(12)	Prepare Statement of Cash Flows.
(13)	Prepare Statement of Changes.
(14)
Provide appropriate assistance with respect to each Fund’s annual financial audits conducted by the Fund's independent accountants, including communication with independent accountants and compiling data and other information.

(15)	Assists with independent auditor report (opinion).
(16)	Coordinate creation of printer’s proof of each financial statement selected above. Circulate printer’s proof for review by client, auditor and legal counsel. Coordinate comments and revisions.
(17)	Coordinate printing and mailing of each financial statement selected above.
(18)	Prepare Form N-Q.
(19)	Prepare Form N-PX
(20)	Prepare Form N-SAR
(21)	Prepare N-CSR
(22)	Prepare Form 24-F2
(23)	File Form 24-F2 with the SEC
(24)	Monitor expense accrual by preparing quarterly expense analysis and communicating adjustments to the Companies.
(25)	Maintain disbursement journal and prepare expense authorizations. Each Fund and USBFS will approve based on the expense.
(26)	Complete Standard Reporting Agency Surveys

                                         C.       Blue Sky Compliance

:
(1)  Prepare and file with the appropriate state securities authorities any and all required compliance filings relating to the qualification of the securities of the Funds so as to enable the Funds to make a continuous offering of its shares in all states.

(2)   Monitor status and maintain registrations in each state.
(3)   Provide updates regarding material developments in state securities regulation.

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     D.       Tax Reporting

(1)	Gross income testing (for tax purposes only)
(2)	Diversification testing (for tax purposes only)
(3)
Prepare for the review of the independent accountants and/or Fund management the federal and state tax returns including, without limitation, Form 1120 RIC and applicable state returns including any necessary schedules. USBFS will prepare annual Fund federal and state income tax return filings as authorized by and based on the instructions received by Fund management and/or its independent accountant.

(4)
Provide the Fund’s management and independent accountant with tax reporting information pertaining to the Fund including year-end excise distribution calculations and available to USBFS as required in a timely manner.

(5)	Prepare Fund financial tax footnote disclosures for the review and approval of Fund management and/or its independent accountant.
(6)	Prepare and file on behalf of Fund management Form 1099 MISC Forms for payments to disinterested Directors and other qualifying service providers.
(7)	Monitor wash sale losses.
(8)	Calculate Qualified Dividend Income (“QDI”) for qualifying Fund shareholders. Calculate Dividends Received Deduction (“DRD”) for qualifying corporate Fund shareholders.
(9)	Maintain documentation supporting FIN 48 financial statement footnote disclosures in Annual and Semi-Annual Reports.
(10)	Prepare annually the 1099 Shareholder Insert Letter including disclosures relating to US federal government obligation income, income earned by state, and any foreign taxes paid.

         E.        SEC Registration and Reporting

(1)	Prepare and coordinate with Fund counsel the annual update of the Registration Statement.
(2)	Prepare and file annual and semiannual shareholder reports, Form N-SAR, Form N-CSR, Form N-Q filings and Rule 24f-2 notices. As requested by the Trust, prepare and file Form N-PX filings.
(3)	Coordinate the printing, filing and mailing of Prospectuses and shareholder reports, and amendments and supplements thereto.
(4)	File fidelity bond under Rule 17g-1.
(5)	Monitor sales of Fund shares and ensure that such shares are properly registered or qualified, as applicable, with the SEC and the appropriate state authorities.

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(6)	Assist Fund counsel in preparation of proxy statements and information statements, as requested by the Trust.

 F.        Regulatory Compliance

(1)	Monitor compliance with the 1940 Act requirements, including:
                                                               a.    Asset and diversification tests.
   b.    Maintenance of books and records under Rule 31a-3.

(2)	Monitor Fund's compliance with the policies and investment limitations as set forth in its prospectus (the “Prospectus”) and statement of additional information (the “SAI”).

(3)
Perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Trust in connection with (i) any certification required of the Trust pursuant to the Sarbanes-Oxley Act of 2002 (the “SOX Act”) or any rules or regulations promulgated by the SEC thereunder, and (ii) the operation of USBFS’ compliance program as it relates to the Trust, provided the same shall not be deemed to change USBFS’ standard of care as set forth herein.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MAIRS AND POWER FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Andrea C. Stimmel	By: /s/ Michael R. McVoy

Name: Andrea C. Stimmel	Name: Michael R. McVoy

Title: Treasurer	Title: Executive Vice President

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Amended Exhibit B to the Fund Administration Servicing Agreement
Mairs and Power Funds Trust – fees at January 1, 2014

Domestic Funds
Annual Fee Based Upon Average Net Assets of Complex*
[  ]% ([  ] bpts) on the first $[  ]
[  ]% ([  ] bpts) on the next $[  ]
[  ]% ([  ] bpts) on the remaining assets

Multiple Classes * – Add the following for each class beyond the first class:
$[  ] base fee

Quarterly Distribution Review – Included

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, third-party data provider costs (including GICS, MSCI, etc), proxies, insurance, EDGAR (currently $[  ]/page)/XBRL filing (currently $[  ]/fund/year), records retention and retrieval, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing charges, shipping, storage and conversion, state regulatory filing fees and any other out-of-pocket expenses.

Additional Services – Available but not included above are the following services – Non- standard Legal Administration Services, daily compliance testing (Charles River). Section 15(c) reporting, equity attribution, electronic Board book portal (BookMark), Board Services, and additional services mutually agreed upon.

* Subject to Annual CPI increase, Milwaukee, WI. (CPI reset at 1/1/2014)

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